                                                                      EXHIBIT 12

                                 U S WEST, INC.
                           EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                    YEAR ENDED
                                                              ----------------------
                                                              9/30/99       9/30/98
                                                              --------      --------

Pro forma income before income taxes and extraordinary
  item......................................................   $1,679        $1,843

Interest expense (net of amounts capitalized)...............      519           378

Interest factor on rentals (1/3)............................       68            64
                                                               ------        ------

Earnings....................................................   $2,266        $2,285

Interest expense............................................   $  544        $  395

Interest factor on rentals (1/3)............................       68            64
                                                               ------        ------

Fixed charges...............................................   $  612        $  459

Ratio of earnings to fixed charges..........................     3.70          4.98
                                                               ======        ======

                                                                  QUARTER ENDED
                                                              ----------------------
                                                              9/30/99       9/30/98
                                                              --------      --------

Income before income taxes and extraordinary item...........   $  391        $  608

Interest expense (net of amounts capitalized)...............      203           172

Interest factor on rentals (1/3)............................       24            20
                                                               ------        ------

Earnings....................................................   $  618        $  800

Interest expense............................................   $  213        $  178

Interest factor on rentals (1/3)............................       24            20
                                                               ------        ------

Fixed charges...............................................   $  237        $  198

Ratio of earnings to fixed charges..........................     2.61          4.04
                                                               ======        ======